UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2010

AMERICAN SURGICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50354	98-0403551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10039 Bissonnet, Suite #250
Houston, Texas	77036-7852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 779-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

American Surgical Holdings, Inc. (the "Company") is filing this Form 8-K in order to file certain exhibits which the Company has determined should have been filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 or its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

 Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter of Agreement by and between Fort Bend SA Services, Inc. and Coalition America, Inc.*
10.2	Ancillary Service Agreement dated June 1, 2009 by and between American Surgical Assistants, Inc. and Beech Street Corporation*
10.3	Ancillary Service Agreement dated April 12, 2009 by and between Fort Bend SA Services and Beech Street Corporation, as amended June 1, 2009*
10.4	Ancillary Service Agreement dated April 1, 2009 by and between Woodbridge SA Services and Beech Street Corporation, as amended June 1, 2009*
10.5	Ancillary Service Agreement dated June 1, 2009 by and between Brazos SA Services and Beech Street Corporation*
10.6	Ancillary Service Agreement dated May 2, 2009 by and between Richmond SA Services and Beech Street Corporation*
10.7	Three Rivers Provider Network Agreement dated October 23, 2008 with Woodbridge SA Services, Inc., as amended effective May 7, 2010*
10.8	Three Rivers Provider Network Agreement dated October 23, 2008 with Brazos SA Services, as amended effective May 7, 2010*
10.9	Three Rivers Provider Network Agreement dated October 23, 2008 with Fort Bend SA Services, as amended effective May 7, 2010*
10.10	Three Rivers Provider Network Agreement dated October 23, 2008 with American Surgical Assistants, Inc., as amended effective May 7, 2010*
10.11	Lease dated January 15, 2001 by and between ATS Services, Inc. and Forum Office Building Partners, as amended

* Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act.  Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SURGICAL HOLDINGS, INC.

Date: October 19, 2010	By:	/s/ Zak Elgamal
Zak Elgamal, Chief Executive Officer